2024 Annual Shareholders Meeting February 22, 2024

Forward Looking Statements This presentation contains statements about future events that constitute forward - looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements may be identified by reference to a future period or periods, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of th ose terms. Forward - looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and with respect to the loans extended by the Bank and real estate owned, the following: risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey; the risk that the value of the real estate securing these loa ns may decline in value; and the risk that significant expense may be incurred by the Company in connection with the resolution of non - performing loans. The Company wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. ▪ As of December 31, 2023, we had $917 million in total assets, $729 million in loans, $764 million in deposits and $107 million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and six additional branch offices located in North Brunswick, South Brunswick, Branchburg, Bridgewater, and two in Edison, New Jersey. 3

4 Magyar Bank Branch Locations

Deposits by Branch Totals exclude brokered deposits . $299 $126 $94 $45 $27 $36 $37 $392 $121 $96 $35 $25 $28 $57 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 New Brunswick - HQ South Brunswick North Brunswick Branchburg Bridgewater North Edison Edison - Tano Mall Total Deposits By Branch Total Deposits - 12/31/22 Total Deposits - 12/31/23

2023 Highlights ▪ Deposits increased by 13% ▪ 11% Loan Growth ▪ Increased Dividend Payments ▪ $.20 per share paid in 2023 ▪ Special dividend $0.07 per share paid in December 2023 ▪ Increased quarterly dividend to $.04 per share October 2023 ▪ Increased quarterly dividend to $.05 per share January 2024 6

2023 Highlights ▪ Strong Liquidity ▪ Loan - to - Deposit ratio declined to 95% as of 12/31/23 ▪ Recognized as 5 - star Bank by Bauer Financial ▪ This is the highest rating given by Bauer 7

Financial Highlights 8

Asset Trend $300 $400 $500 $600 $700 $800 $900 $1,000 Dollars in Millions Loans Investments & Cash Other $630 $774 $907 $799 $754 9 $917

Loan Composition $- $100 $200 $300 $400 $500 $600 $700 $800 9/30/19 9/30/20 9/30/21 9/30/22 9/30/23 12/31/23 Dollars in Millions 1-4 Family Residential Commercial Real Estate Construction Paycheck Protection Program (PPP) Commercial/Business Home Equity Line of Credit Other 10 $729 $629 $523 $594 $611 $698

2023 Loan Origination Residential/Home Equity 17% Construction 15% Stock/Consumer 0% Commercial/Business 65% SBA 3% 11 $187 million total

Non - Performing Assets/Assets 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 9/30/19 9/30/20 9/30/21 9/30/22 9/30/23 12/31/23 Non-Performing Loans OREO 1.63% 12 2.29% 0.60% 0.39% 1.14% 0.56%

Deposit Composition $0 $100 $200 $300 $400 $500 $600 $700 $800 9/30/19 9/30/20 9/30/21 9/30/22 9/30/23 12/31/23 Dollars in Millions CDs (inc. IRA) Savings Accounts Money Market Accounts Checking 13 $618 $640 $668 $755 $764 $530

Checking Deposit Composition $154 $229 $253 $280 $304 $284 $0 $50 $100 $150 $200 $250 $300 $350 $400 9/30/19 9/30/20 9/30/21 9/30/22 9/30/23 12/31/23 Dollars in Millions Non-Interest Checking Interest Checking 14

Quarterly Net Interest Margin 3.83% 3.60% 3.72% 3.46% 3.36% 3.29% 3.69% 3.75% 3.61% 3.81% 4.58% 3.88% 3.22% 3.28% 3.10% 3.00% 2.93% 2.88% 2.25% 2.75% 3.25% 3.75% 4.25% 4.75% 9/30/22 12/31/22 3/31/23 6/30/23 9/30/23 12/31/23 MGYR Net Interest Margin 10-yr. Treasury Yield Average NIM - Peer Group 15 Peer Group – Mid Atlantic Banks with Assets $800M - $1.2B Source: S&P Capital IQ

Net Income $2,996 $2,190 $6,120 $7,919 $7,709 $1,652 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 FY19 FY20 FY21 FY22 FY23 Q124 Dollars in Thousands 16

Earnings Per Share $1.20 in FY23 $0.51 $0.38 $1.01 $1.17 $1.20 $0.26 4,000,000 4,500,000 5,000,000 5,500,000 6,000,000 6,500,000 7,000,000 7,500,000 $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 FY19 FY20 FY21 FY22 FY23 Q124 Earnings Per Share Shares Outstanding 17

Stockholders Equity 18 $9.78 $13.76 $14.60 $15.70 $16.01 $8.00 $10.00 $12.00 $14.00 $16.00 $18.00 9/30/20 9/30/21 9/30/22 9/30/23 12/31/23 Book Value Per Share $57 $98 $99 $105 $107 $0 $20 $40 $60 $80 $100 $120 9/30/20 9/30/21 9/30/22 9/30/22 12/31/23 (Dollars in Millions) Total Equity

Stock Price Performance 19

( 25% ) ( 30% ) ( 35% ) ( 40% ) ( 20% ) ( 15% ) 15% 10% 5% 0% (5%) ( 10% ) 2 / 1 / 23 4 / 1 / 23 6 / 1 / 23 8 / 1 / 23 10 / 1 / 23 12 / 1 / 23 2 / 1 / 24 MGYR LTM Stock Performance 20 Data as of 2/1/2024 MGYR 11.93% KRX 16.03%

0 . 69 x 0 . 71x 0 . 75x 0 . 84x 0 . 86x 0 . 87x 0 . 90x 0 . 95x 0 . 96x 0 . 97x 1 . 03x 1 . 20x 1 . 25x 1 . 43x 2 . 00x B S P A M G Y R C M HF T RBK B V F L F C OB C C F N H A RL W M P N L F G P D I M C A M BK TY C B H O N T J U V F Median: 0.96X P/TBV vs Peers Source: S&P Global Market Intelligence. Market data as of 2/1/2024 Note: Peer defined as banks and thrifts in the Mid - Atlantic or Northeast with assets between $800mm and $1bn Excludes merger targets and mutual holding companies 2 1

MGYR Stock Performance Since IPO 22 Data as of 2/1/2024 Second Step IPO Date of 7/15/2021 at $10.00 per share. MGYR 13.3% 6 . 0 0 8 . 0 0 10 . 0 0 12 . 0 0 14 . 0 0 16 . 0 0 2 5 5 0 7 5 Price ($) Volume (shares 000's) V o l P r i c e

Fiscal Year 2024 Outlook 23

Fiscal Year 2024 Outlook • Enhance shareholder value – Quarterly dividend increased – Stock buyback • Continued emphasis on community banking strategy to grow the business – Identify quality residential and commercial lending opportunities – New branch opening 2024 in Martinsville • 3 rd Somerset county branch • 8 th branch overall 24

Fiscal Year 2024 Outlook • Manage interest rate risk with an inverted yield curve • IT Cybersecurity • Continued focus on non - interest expenses 25

Questions? 26